Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.3 to Form S-3 (File No. 333-273676) of BAIYU Holdings, Inc. (formerly known as “TD Holdings, Inc.”) of our report dated March 10, 2023 relating to the financial statements, which appears in BAIYU Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Expert” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore
April 08, 2024